REVOLVING NOTE

US    $10,000,000.00

December 29, 2006

FOR VALUE RECEIVED, the undersigned, UNITED DEVELOPMENT FUNDING III, L.P., a Delaware limited partnership, (hereinafter, together with its successors and assigns, “Borrower””), hereby promises to pay to the order of PREMIER BANK, a Missouri banking association, d/b/a Premier Bank Texas (hereinafter, together with its successors and assigns, “Lender”), at the office of Lender, in immediately available funds, the principal sum of Ten Million and NO/100 DOLLARS ($10,000,000.00) of United States funds, or, if less, so much thereof as may from time to time be advanced as Revolving Loan Advances by Lender to Borrower hereunder, plus interest as hereinafter provided.

This Note is the Revolving Note referred to in that certain Loan and Security Agreement dated as of December 29, 2006 between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement except to the extent such capitalized terms are otherwise defined or limited herein.

All principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Termination Date, or such earlier date as the Revolving Loan Advances shall be due and payable in full, whether by acceleration or otherwise, pursuant to the Loan Agreement. Borrower also shall repay the principal outstanding hereunder from time to time as provided in the Loan Agreement.

Borrower shall be entitled to borrow, repay and re-borrow funds hereunder pursuant to the terms and conditions of the Loan Agreement. Prepayment of the principal amount of any Revolving Loan Advance may be made only as provided in the Loan Agreement.

Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Section 1.3 of the Loan Agreement. Interest under this Revolving Note also shall be due and payable when this Revolving Note shall become due (whether at maturity, by reason of acceleration or otherwise). The Obligations shall bear interest payable at the default rate in the manner and at the times provided in the Loan Agreement.

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that Borrower not pay, and Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may legally be paid by Borrower under Applicable Law.

All parties now or hereafter liable with respect to this Revolving Note, whether Borrower, any guarantor, endorser or any other Person, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest, notice of protest and notice of any other kind whatsoever.

No delay or omission on the part of Lender or any holder hereof in exercising its rights under this Revolving Note, or delay or omission on the part of Lender in exercising its rights under the Loan Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Lender or any holder hereof, nor shall any waiver by Lender or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

Borrower hereby promises to pay all costs of collection, including, without limitation, reasonable attorneys’ fees, should this Revolving Note be collected by or through an attorney-at-law or under advice therefrom.

Time is of the essence in this Revolving Note.

This Revolving Note evidences the Revolving Loan Advances under, and is subject to the terms of, the Loan Agreement, which contains provisions with respect to the acceleration of the maturity of this Revolving Note upon the happening of certain stated events, and provisions for prepayment and repayment. This Revolving Note is secured by and is also entitled to the benefits of the Loan Documents to the extent provided therein and any other agreement or instrument providing collateral for the Revolving Loan Advances, whether now or hereafter in existence, and any filings, instruments, agreements and documents relating thereto and providing collateral for the Revolving Loan Advances.

This Revolving Note shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the conflict of laws principles thereof.

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36382.02/263517v2 C-

IN WITNESS WHEREOF, the duly authorized officer of Borrower as an authorized signatory has executed this Revolving Note as of the day and year first above written.

Very truly yours,

United Development Funding III, L.P. a Delaware limited partnership
By:	UMTH Land Development, L.P.
Its General Partner

By:	UMT Services Inc.

By:	/s/ Jeff W. Shirley
Name: Jeff W. Shirley
Its: Executive Vice President